Exhibit 5.1

Wright Medical Group N.V. Prins Bernhardplein 200 1097 JB Amsterdam THE NETHERLANDS	Stibbe N.V. Advocaten en notarissen Strawinskylaan 2001 P.O. Box 75640 1070 AP Amsterdam The Netherlands T +31 20 546 0 606 F +31 20 546 0 123 www.stibbe.com Date 27 May 2016

Wright Medical Group N.V. – Prospectus Supplement to Registration Statement on Form S-3 (Commission Reg. No. 333-208072)

Ladies and Gentlemen,

(1)	We have acted as legal counsel to Wright Medical Group N.V. (the “Company”), with respect to matters of Netherlands law, in connection with the registration of 6,221,809 ordinary shares in the capital of the Company, each with a par value of EUR 0.03 (the “Shares”, and each a “Share”) that may be offered and sold by the selling shareholder identified under the caption “Selling Shareholder” in the Prospectus Supplement (as defined below). The offering and sale of the Shares are covered by the above-referenced registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with the Registration Statement and the related form of prospectus included therein dated 17 November 2015, in the form it was filed with the Commission (the “Prospectus”), and the prospectus supplement dated 23 May 2016, in the form it was filed with the Commission (the “Prospectus Supplement”).

(2)	For the purpose of this opinion, we have examined and exclusively relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	the Prospectus Supplement;

(d)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company dated the date hereof (the “Extract”);

(e)	the deed of incorporation of the Company dated 23 June 2006;

The practice is conducted by Stibbe N.V. (registered with the Trade Register of the Chamber of Commerce under number 34198700). The general conditions of Stibbe N.V. are applicable and include a clause on limitation of liability. The general conditions have been deposited with the Amsterdam District Court and are available on request and free of charge. They can also be found at www.stibbe.com.

(f)	the respective notarial deeds of (i) issuance of 88,916,196 ordinary shares with a nominal value of € 0.01 each in the capital of the Company (the “Pre-Listing Shares”), (ii) transfer of 210,000 Pre-Listing Shares to the Company (which shares have been cancelled pursuant to the shareholders’ resolution referred to under (2)(l) with due observance of the requirements of the laws of the Netherlands), and (iii) transfer of 36 Pre-Listing Shares to the Company, which deeds are further described and specified in the list attached to this opinion as Annex A;

(g)	the written resolutions and, as the case may be, extract of the minutes of a meeting of the managing board of the Company reflecting resolutions to issue the Pre-Listing Shares, as well as written resolutions and, as the case may be, extract of the minutes of a meeting of the supervisory board of the Company reflecting resolutions approving the issuance of the Pre-Listing Shares;

(h)	the deed of amendment to the articles of association of the Company dated 28 January 2011 as a result of which 88,706,196 ordinary shares in the capital of the Company, each with a par value of EUR 0.01 have been combined into 29,568,732 ordinary shares, each with a par value of EUR 0.03, of which 29,568,720 ordinary shares were held by others than the Company;

(i)	the Company’s articles of association (statuten) as lastly amended on 1 October 2015, which according to the Extract are the articles of association of the Company as currently in force;

(j)	the shareholders’ register of the Company;

(k)	the minutes of the meeting of the managing board of the Company held on 30 April 2013 resolving, inter alia, to approve, ratify (bekrachtigen) and confirm (bevestigen) all issuances of ordinary shares in the capital of the Company, prior to the date of that resolution and a written resolution of the Company’s offering committee dated 9 May 2013, determining, inter alia, that 5,175,000 ordinary shares in the capital of the Company were to be issued;

(l)	the minutes of the general meeting of shareholders of the Company, held on 26 August 2010, resolving to, inter alia, (i) approve the incentive plan relating to the Company and (ii) designate the managing board of the Company for a term of five years as of 26 August 2010 as the competent body to issue shares and grant rights to subscribe for shares for a maximum term of five years, up to the amount of shares included in the authorised share capital as it will read from time to time and to restrict or exclude the pre-emptive rights pertaining to the shares (or rights to subscribe for shares) and (iii) cancel 210,000 Pre-Listing Shares held by the Company;

(m)	resolutions of the managing board of the Company adopted in a meeting held on 26 April 2016 reflecting resolutions approving one or more registered underwritten public offerings of ordinary shares in the capital of the Company under the Registration Statement, whereby certain specific other terms of the public offerings are to be determined by one or both of the executive directors on behalf of the Company, within certain parameters;

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(n)	written resolutions of an executive director of the Company dated 23 May 2016, authorised by the managing board of the Company pursuant to the resolutions set forth under (2)(m) to determine the final terms of certain documents in connection with this offering; and

(o)	a certificate issued by James A. Lightman, Senior Vice President, General Counsel and Secretary of the Company, dated 26 May 2016 (the “Certificate”), confirming, inter alia, that the resolutions set above under (2)(m) and (2)(n) have been duly adopted by the managing board and executive director of the Company, respectively, and that these resolutions have not been modified, amended or rescinded and are in full force and effect as of the date hereof.

(3)	The written resolutions and minutes under (2)(g), (2)(k) - (2)(n) (inclusive) are hereinafter referred to as the “Resolutions”. The Registration Statement, the Prospectus, the Prospectus Supplement, the Resolutions, the notarial deeds listed under (2)(f) together referred to as the “Documents”.

References to the Civil Code, the Bankruptcy Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet, and such other Codes or Acts of the Netherlands, as amended. In this opinion, “the Netherlands” refers to the European part of the Kingdom of the Netherlands and “EU” refers to the European Union.

(4)	In rendering this opinion we have assumed:

(a)	the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at this date, and have through the date hereof, remained accurate and in full force and effect without modifications;

(b)	(i) the power, capacity and authority of all parties to enter into and execute each of the Documents; (ii) that each of the Documents will be duly authorised by all parties thereto; and (iii) that each of the Documents will be validly executed and delivered (where such concept is legally relevant) by each of the parties thereto (including but not limited to the Company) under all applicable laws, including the laws by which each of the Documents are expressed to be governed;

(c)	that each of the Documents constitutes legal, valid and binding obligations of the parties thereto and are enforceable in accordance with their respective terms under all applicable laws;

(d)	that any and all authorisations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction which may be required in respect of the execution or performance of each of the Documents have been or will be duly obtained or made, as the case may be;

(e)	that the information set forth in the Extract is complete and accurate on the date hereof and consistent with the information contained in the file kept by the Trade Register with respect to the Company;

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(f)	that the Resolutions and Certificate have not been annulled, revoked or rescinded and are in full force and effect as at the date hereof; and

(g)	that in the event that the Shares have been or will be offered in the Netherlands this will be done only in accordance with the Financial Supervision Act.

(5)	This opinion is limited to matters of the laws of the Netherlands in effect on the date of this opinion.

(6)	Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, we are as at the date hereof of the following opinion:

(a)	the Company has been duly incorporated and is validly existing under the laws of the Netherlands as a public limited company (naamloze vennootschap); and

(b)	the Shares have been duly authorised and validly issued by the Company, fully paid and non-assessable.

(7)	This opinion is subject to the following qualifications:

(a)	we express no opinion as to the accuracy of any representations given by the Company or any other party (express or implied) under or by virtue of the Documents save in so far as the matters represented are the subject matter of specific opinions set forth above;

(b)	the opinions expressed above are limited by any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency, moratorium, reorganisation, liquidation, fraudulent conveyance, or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance, as well as by any sanctions or measures under the Sanctions Act 1977 (Sanctiewet 1977) or by EU or other international sanctions;

(c)	the terms “legal”, “valid”, “binding” or “enforceable” (or any combination thereof), where used in this opinion, mean that the relevant obligations are of a type which the courts of the Netherlands generally recognize and enforce; the use of these terms does not suggest that the obligations will necessarily be enforced in accordance with their terms in all circumstances; in particular, enforcement of such obligations in the courts of the Netherlands may be subject to applicable statutes of limitation, interpretation by the court (taking into account the intention of the parties to a contract), the effect of general principles of law including (without limitation) the concepts of reasonableness and fairness (redelijkheid en billijkheid) and abuse of circumstances (misbruik van omstandigheden), and defences based on error (dwaling), fraud (bedrog), duress (dwang), force majeure (overmacht) and set-off (verrekening); and

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(d)	when applying the law of a jurisdiction expressed in an agreement to be the governing law of that agreement, the courts of the Netherlands (assuming they have jurisdiction over the matter):

•	will apply overriding mandatory provisions of the laws of the Netherlands irrespective of the law otherwise applicable to the relevant agreement;

•	may give effect to the overriding mandatory provisions of the law of the jurisdiction where the obligations arising out of the agreement have to be or have been performed, in so far as those overriding mandatory provisions render performance of the agreement – in accordance with the law otherwise applicable to it – unlawful;

•	may refuse to apply the law of another jurisdiction if such application is manifestly incompatible with the public policy of the Netherlands; and

•	if all the elements relevant to the situation at the time of the choice of law are located in another country, may apply provisions of the law of that other country and, if that country is an EU member state, provisions of EU law, in so far as those provisions cannot be derogated from by agreement; and

(e)	the term “non-assessable” as used in this opinion means that a holder of a Share will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors.

(8)	This opinion and any issue arising under this opinion will be governed by the laws of the Netherlands.

(9)	We consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement. In giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

Stibbe N.V.

/s/ Paul Quist	/s/ Fons Leijten
Paul Quist	Fons Leijten

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Annex A

The deeds of (i) issuance of Pre-Listing Shares and (ii) transfer of Pre-Listing Shares compromise the following deeds:

(1)	the deed of issuance of 33,375,346 ordinary shares in the capital of the Company, numbered 1,800,001 to 35,175,346 inclusive, executed on 18 July 2006, before J.D.M. Schoonbrood, civil-law notary in Amsterdam;

(2)	the deed of issuance of 18,608,959 ordinary shares in the capital of the Company, numbered 35,175,347 to 53,784,305 inclusive, executed on 26 February 2007, before C.W. de Monchy, civil-law notary in Rotterdam;

(3)	the deed of issuance of 5,762,096 ordinary shares in the capital of the Company, numbered 53,784,306 to 59,546,401 inclusive, executed on 26 February 2007, before C.W. de Monchy, civil-law notary in Rotterdam;

(4)	the deed of issuance of 1,160,088 ordinary shares in the capital of the Company, numbered 59,546,402 to 60,706,489 inclusive, executed on 2 April 2007, before a legal substitute for C.W. de Monchy, civil-law notary in Rotterdam;

(5)	the deed of issuance of 140,339 ordinary shares in the capital of the Company, numbered 60,706,490 to 60,846,828 inclusive, executed on 24 September 2007, before P.H.N. Quist, civil-law notary in Amsterdam;

(6)	the deed of transfer of 300,000 ordinary shares in the capital of the Company, numbered 60,846,829 to 61,146,828 inclusive, executed on 21 November 2007, before P.H.N. Quist, civil-law notary in Amsterdam;

(7)	the deed of issuance of 140,339 ordinary shares in the capital of the Company, numbered 61,146,829 to 61,287,167 inclusive, executed on 13 December 2007, before P.H.N. Quist, civil-law notary in Amsterdam;

(8)	the deed of issuance of 7,851 ordinary shares in the capital of the Company, numbered 61,287,168 to 61,295,018 inclusive, executed on 13 December 2007, before P.H.N. Quist, civil-law notary in Amsterdam;

(9)	the deed of issuance of 42,102 ordinary shares in the capital of the Company, numbered 61,295,019 to 61,337,120 inclusive, executed on 16 January 2008, before P.H.N. Quist, civil-law notary in Amsterdam;

(10)	the deed of transfer of 210,000 ordinary shares in the capital of the Company, numbered 60,882,705 to 0,966,414 inclusive and 61,020,539 to 61,146,828 inclusive, executed on 21 November 2007, before P.H.N. Quist, civil-law notary in Amsterdam;

(11)	the deed of issuance of 9,375 ordinary shares in the capital of the Company, numbered 61,337,121 to 61,346,495 inclusive, executed on 17 April 2008, before P.H.N. Quist, civil-law notary in Amsterdam;

(12)	the deed of issuance of 13,000 ordinary shares in the capital of the Company, numbered 61,346,496 to 61,359,495 inclusive, executed on 9 July 2008, before a legal substitute (waarnemer) for P.H.N. Quist, civil-law notary in Amsterdam;

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(13)	the deed of issuance of 1,200 ordinary shares in the capital of the Company, numbered 61,359,496 to 61,360,695 inclusive, executed on 12 August 2008 before P.H.N. Quist, civil-law notary in Amsterdam;

(14)	the deed of issuance of 910,206 ordinary shares in the capital of the Company, numbered 61,360,696 to 62,270,901 inclusive, executed on 25 August 2008, before a legal substitute (waarnemer) for P.H.N. Quist, civil-law notary in Amsterdam;

(15)	the deed of issuance of 625 ordinary shares in the capital of the Company, numbered 62,270,902 to 62,271,526 inclusive, executed on 5 September 2008, before a legal substitute (waarnemer) for P.H.N. Quist, civil-law notary in Amsterdam;

(16)	the deed of issuance of 2,000 ordinary shares in the capital of the Company, numbered 62,271,527 to 62,273,526 inclusive, executed on 15 October 2008, before P.H.N. Quist, civil-law notary in Amsterdam;

(17)	the deed of issuance of 636,878 ordinary shares in the capital of the Company, numbered 62,273,527 to 62,910,404 inclusive, executed on 27 October 2008, before a legal substitute (waarnemer) for P.H.N. Quist, civil-law notary in Amsterdam;

(18)	the deed of issuance of 1,405 ordinary shares in the capital of the Company, numbered 62,910,405 to 62,911,809 inclusive, executed on 14 May 2009, before P.H.N. Quist, civil-law notary in Amsterdam;

(19)	the deed of issuance of 28,125 ordinary shares in the capital of the Company, numbered 62,911,810 to 62,939,934 inclusive, executed on 20 May 2009, before P.H.N. Quist, civil-law notary in Amsterdam;

(20)	the deed of issuance of 784 ordinary shares in the capital of the Company, numbered 62,939,935 to 62,940,718 inclusive, executed on 27 July 2009, before P.H.N. Quist, civil-law notary in Amsterdam;

(21)	the deed of issuance of 168,437 ordinary shares in the capital of the Company, numbered 62,940,719 to 63,109,155 inclusive, executed on 10 September 2009, before a legal substitute (waarnemer) for P.H.N. Quist, civil-law notary in Amsterdam;

(22)	the deed of issuance of 316,779 ordinary shares in the capital of the Company, numbered 63,109,156 to 63,425,934 inclusive, executed on 10 September 2009, before a legal substitute (waarnemer) for P.H.N. Quist, civil-law notary in Amsterdam;

(23)	the deed of issuance of 1,403,391 ordinary shares in the capital of the Company, numbered 63,425,935 to 64,829,325 inclusive, executed on 11 September 2009, before a legal substitute (waarnemer) for P.H.N. Quist, civil-law notary in Amsterdam;

(24)	the deed of issuance of 8,824,494 ordinary shares in the capital of the Company, numbered 64,829,326 to 73,653,819 inclusive, executed on 1 October 2009, before P.H.N. Quist, civil-law notary in Amsterdam;

(25)	the deed of issuance of 557,093 ordinary shares in the capital of the Company, numbered 73,653,820 to 74,210,912 inclusive, executed on 1 October 2009, before P.H.N. Quist, civil-law notary in Amsterdam;

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(26)	the deed of issuance of 17,676 ordinary shares in the capital of the Company, numbered 77,240,171 to 77,304,245 inclusive, executed on 26 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(27)	the deed of issuance of 3,075,657 ordinary shares in the capital of the Company, numbered 74,210,913 to 77,240,170 inclusive, executed on 26 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(28)	the deed of issuance of 40,000 ordinary shares in the capital of the Company, numbered 77,304,246 to 77,344,245 inclusive, executed on 26 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(29)	the deed of issuance of 2,188 ordinary shares in the capital of the Company, numbered 77,344,246 to 77,346,433 inclusive, executed on March 26, 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(30)	the deed of issuance of 1,875 ordinary shares in the capital of the Company, numbered 77,346,434 to 77,348,308 inclusive, executed on 26 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(31)	the deed of issuance of 16,250 ordinary shares in the capital of the Company, numbered 77,348,309 to 77,364,558 inclusive, executed on 26 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(32)	the deed of issuance of 5,625 ordinary shares in the capital of the Company, numbered 77,364,559 to 77,370,183 inclusive, executed on 26 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(33)	the deed of issuance of 6,094 ordinary shares in the capital of the Company, numbered 77,370,184 to 77,376,277 inclusive, executed on 26 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(34)	the deed of issuance of 2,500 ordinary shares in the capital of the Company, numbered 77,376,278 to 77,378,777 inclusive, executed on 26 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(35)	the deed of issuance of 5,160 ordinary shares in the capital of the Company, numbered 77,378,778 to 77,383,937 inclusive, executed on 26 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(36)	the deed of issuance of 4,320 ordinary shares in the capital of the Company, numbered 77,383,938 to 77,388,257 inclusive, executed on 26 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(37)	the deed of issuance of 6,250 ordinary shares in the capital of the Company, numbered 77,388,258 to 77,394,507 inclusive, executed on 29 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

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(38)	the deed of issuance of 1,875 ordinary shares in the capital of the Company, numbered 77,394,508 to 77,396,382 inclusive, executed on 29 March 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(39)	the deed of issuance of 5,682,229 ordinary shares in the capital of the Company, numbered 77,396,383 to 83,078,611 inclusive, executed on 25 May 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(40)	the deed of issuance of 5,656,872 ordinary shares in the capital of the Company, numbered 83,078,612 to 88,735,483 inclusive, executed on 25 May 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(41)	the deed of issuance of 46,875 ordinary shares in the capital of the Company, numbered 88,735,484 to 88,782,358 inclusive, executed on 25 May 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(42)	the deed of issuance of 130,900 ordinary shares in the capital of the Company, numbered 88,782,359 to 88,913,258 inclusive, executed on May 25, 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(43)	the deed of issuance of 2,937 ordinary shares in the capital of the Company, numbered 88,913,259 to 88,916,195 inclusive, executed on 30 December 2010, before P.H.N. Quist, civil-law notary in Amsterdam;

(44)	the deed of issuance of 1 ordinary share in the capital of the Company, numbered 88,916,196, executed on 28 January 2011, before a legal substitute for P.H.N. Quist, civil-law notary in Amsterdam;

(45)	the deed of transfer and repurchase of 1 ordinary share in the capital of the Company numbered 82,136,847, executed on January 28, 2011, before a legal substitute for P.H.N. Quist, civil-law notary in Amsterdam;

(46)	the deed of transfer and repurchase of 1 ordinary share in the capital of the Company numbered 60,337,120, executed on 28 January 2011, before a legal substitute for P.H.N. Quist, civil-law notary in Amsterdam;

(47)	the deed of transfer and repurchase of 2 ordinary shares in the capital of the Company numbered 63,425,933 and 63,425,934, executed on January 28, 2011, before a legal substitute for P.H.N. Quist, civil-law notary in Amsterdam;

(48)	the deed of transfer and repurchase of 2 ordinary shares in the capital of the Company numbered 63,109,154 and 63,109,155, executed on 28 January 2011, before a legal substitute for P.H.N. Quist, civil-law notary in Amsterdam;

(49)	the deed of transfer and repurchase of 1 ordinary share in the capital of the Company numbered 88,067,977, executed on 28 January 2011, before a legal substitute for P.H.N. Quist, civil-law notary in Amsterdam;

(50)	the deed of transfer and repurchase of 1 ordinary share in the capital of the Company numbered 87,986,947, executed on 28 January 2011, before a legal substitute for P.H.N. Quist, civil-law notary in Amsterdam;

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(51)	the deed of transfer and repurchase of 1 ordinary share in the capital of the Company numbered 87,620,015, executed on 28 January 2011, before a legal substitute for P.H.N. Quist, civil-law notary in Amsterdam; and

(52)	the deed of transfer and repurchase of 26 ordinary shares in the capital of the Company numbered 61,359,495, 62,271,526, 62,273,525 and 62,273,526, 62,911,809, 62,940,718, 77,344,245, 77,346,433, 77,364,557 and 77,364,558, 77,376,277, 77,378,777, 77,394,507 , 83,024,097, 83,078,611, 83,041,060, 83,045,342 and 83,051,271, 88,616,541, 88,720,195, 88,720,196, 88,735,482 and 88,735,483, 88,916,193 up to 88,916,195 inclusive, executed on 28 January 2011, before a legal substitute for P.H.N. Quist, civil-law notary in Amsterdam.

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